UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2008

Dillard’s, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)
(501) 376-5200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 1, 2008, Dillard’s, Inc. (the “Company”) and affiliates of Barington Capital Group, L.P., Clinton Group, Inc. and RJG Capital Management, LLC (collectively, the “Investors”) entered into an agreement (the “Agreement”) terminating the pending proxy contest with respect to the election of directors at the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”).

Pursuant to the terms of the Agreement, the Company agreed, among other things, to nominate each of (i) Nick White and Frank R. Mori (together, the “Investor Nominees”) and (ii) James A. Haslam III and R. Brad Martin (each together with the Investor Nominees, the “Class A Nominees”) as a director of the Company for terms to expire at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). The Company also agreed to use all reasonable best efforts to ensure that the Class A Nominees are elected by Class A Stockholders at the 2008 Annual Meeting. In addition, the Agreement provides that, subject to certain exceptions, at least one of the Class A Nominees shall be nominated and recommended by management to serve on (i) the Audit Committee and (ii) the Stock Option and Executive Compensation Committee of the Board of Directors (the “Board”).

By executing the Agreement, the Investors irrevocably withdrew their notice of nominations to the Board, irrevocably withdrew their demand to inspect certain of the Company’s books and records and terminated the pending proxy contest. The Investors also agreed to vote their shares in favor of the Board’s slate of nominees for the 2008 Annual Meeting and against any stockholder nominations for director which are not approved and recommended by the Board (provided that the slate of directors nominated and recommended by the Board includes the Class A Nominees).

Pursuant to the Agreement, if at any time prior to the 2009 Annual Meeting any Investor Nominee is unable or unwilling to serve (or continue to serve) as a director of the Company for any reason, then the Investors shall be entitled to designate a replacement Investor Nominee subject to the consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned.

The Company and the Board also agreed, pursuant to the Agreement, to examine in good faith and take commercially reasonable steps to achieve (in a manner consistent with any applicable laws or fiduciary duties) an optimal capital structure for the Company, which steps may include repurchase of shares of Class A Common Stock (as operating profits, capital markets, and any other applicable considerations and constraints permit).

In addition, the Agreement provides that the Company will reimburse the Investors for documented expenses in connection with their nominations and related filings, up to a maximum amount of $200,000.

The foregoing description of the Agreement is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by reference. A copy of the press release issued by the Company relating to the Agreement is included as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits.

         (d)  Exhibits

Exhibit Number	Description
Exhibit 10.1	Agreement, dated as of April 1, 2008, among Dillard’s, Inc. and those affiliates of Barington Capital Group, L.P., Clinton Group, Inc. and RJG Capital Management, LLC party thereto
Exhibit 99.1	Press Release dated April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD'S, INC.

DATED:	April 3, 2008	By:	/s/ Paul J. Schroeder, Jr.
		Name:	Paul J. Schroeder, Jr.
		Title:	Vice President & General Counsel

EXHIBIT LIST

Exhibit Number	Description
Exhibit 10.1	Agreement, dated as of April 1, 2008, among Dillard’s, Inc. and those affiliates of Barington Capital Group, L.P., Clinton Group, Inc. and RJG Capital Management, LLC party thereto
Exhibit 99.1	Press Release dated April 1, 2008